UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

Translate Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38550	61-1807780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-7361

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 12, 2019, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Translate Bio, Inc. (the “Company”), the Board increased the authorized number of directors constituting the Board from seven (7) to eight (8) and appointed George Demetri, M.D., as a Class II director to serve on the Board, effective immediately, until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Demetri will be serving on the Board as a non-employee, independent director. The Board has determined Dr. Demetri is an “independent” director under applicable U.S. Securities and Exchange Commission (“SEC”) and Nasdaq Marketplace Rules. At this time, it is not contemplated that Dr. Demetri will be appointed to serve on any committees of the Board.

Dr. Demetri will receive compensation for his service as a non-employee director in accordance with the Company’s previously disclosed director compensation policy, including the automatic grant upon his election of a nonqualified stock option to purchase 37,800 shares of the Company’s common stock at an exercise price equal to $10.15 per share, the closing price of the Company’s common stock on the date of grant, which option will vest and become exercisable in equal monthly installments over the next three years, subject to Dr. Demetri’s continued service. Dr. Demetri will also be entitled to receive annual cash retainers for his board service, plus additional cash compensation if he is appointed to a Board committee, and annual equity grants in accordance with the director compensation policy.

There are no arrangements or understandings between Dr. Demetri and any other persons pursuant to which he was selected as a director. Dr. Demetri has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Dr. Demetri and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Demetri will enter into the Company’s standard form of indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSLATE BIO, INC.

Date: July 12, 2019	By:	/s/ Paul Burgess
Paul Burgess
Chief Legal Officer and Secretary